CUSIP No. 90138F102	13G	Page 1 4 of 16 Pages

Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 14, 2017

DEER VII & CO. LTD.

By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel

DEER VII & CO. L.P.
By: Deer VII & Co. Ltd, its General Partner

	By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel

BESSEMER VENTURE PARTNERS VII L.P.
By: Deer VII & Co. L.P., its General Partner By: Deer VII & Co., Ltd., its General Partner

	By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel

BESSEMER VENTURE PARTNERS INSTITUTIONAL VII L.P.
By: Deer VII & Co. LLC, its General Partner By: Deer VII & Co., Ltd., its General Partner

	By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel

CUSIP No. 90138F102	13G	Page 15 of 16 Pages

BVP VII SPECIAL OPPORTUNITY FUND L.P.
By: Deer VII & Co. LLC, its General Partner By: Deer VII & Co., Ltd., its General Partner

By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel

15 ANGELS LLC

By:	/s/ Scott Ring
Name: Scott Ring
Title: Authorized Person